FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

January 3, 2006

CompuSonics Video Corporation

Colorado                                                                                           84-1001336

(State of incorporation)                                  (I.R.S. Employer Identification No.)

37735 Enterprise Ct, Suite 600-B

Farmington Hills, MI 48331

(Address of principal executive offices)

(248) 994-0099

(Company's telephone number, including area code)

32751 Middlebelt Rd, ste B

Farmington Hills, MI 48334

(Former name or former address, if changed from last report)

Item 8.01: Other Events

Effective December 31, 2005 the Board of Directors of CompuSonics Video Corporation (the "Registrant") has extended the expiration date of the Class A Warrants and the related underlying Class B Warrants (represented by the Class A Warrants) from 5:00 p.m. Mountain Time, December 31, 2005 to 5:00 p.m. Mountain Time, to March 31, 2006.  The exercise prices and conditions of exercising these Warrants of both Class A and Class B, and all the Registrant's rights (including making a redemption of the Class A Warrants, if desired), all remain the same as spelled out in the Prospectus of November 27, 1985, with the sole exception that the exercise time period has been extended as stated in this resolution.

The Registrant's Stock Transfer Agent was notified by letter from the Registrant's Chief Financial Officer as to the extension, per the actions of the Registrant's Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 3, 2006

CompuSonics Video Corporation

By   /s/ Thomas W. Itin

Thomas W. Itin

Chairman